SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  April 2, 2001

                                 ---------------


                               RENTRAK CORPORATION
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     0-15159
                                (SEC File Number)

                                   93-0780536
                        (IRS Employer Identification No.)

           One Airport Center
           7700 N.E. Ambassador Place
           Portland, Oregon                                             97220
           (Address of principal executive offices)                   (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 284-7581

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Item 2.  Acquisition or Disposition of Assets.

               On April 2, 2001, the registrant transferred exclusive rights to implement its PPT(R) system within specified countries in the Far East, including related trademark and other intellectual property rights, to Rentrak Japan Co., Ltd. ("Rentrak Japan"), which distributes video cassettes, DVDs, and video games on a revenue-sharing basis throughout Japan. In exchange for the transfer, Rentrak Japan made a lump sum cash payment of $5.65 million and released certain payment obligations of the registrant totaling $2.1 million. As a part of the transaction, Rentrak Japan's obligation to pay annual royalties to the registrant in connection with use of its PPT system was terminated.

               The registrant concurrently sold to So-Tsu Co., Ltd. ("So-Tsu"), an entity affiliated with Rentrak Japan, 300,000 shares of Rentrak Japan stock, or approximately 5.6 percent of the outstanding Rentrak Japan shares, in exchange for a cash payment of $4.0 million. The registrant also repurchased from Rentrak Japan 614,000 shares of the registrant's common stock for a cash payment of $2.4 million, or $3.875 per share. The registrant repurchased an additional 390,000 shares of its common stock for the same price per share, or a total of $1.5 million, from Culture Convenience Club Co., Ltd., an entity affiliated with Rentrak Japan. The registrant also has the right to, and upon the occurrence of certain conditions will be required to, sell its remaining 180,000 shares of Rentrak Japan stock, representing approximately 3.4 percent of the outstanding Rentrak Japan shares, for a minimum payment of 1,600 yen per share (currently approximately $2.4 million in total). Finally, the registrant has agreed to sell to So-Tsu, and So-Tsu has agreed to purchase, 1 percent of the registrant's equity interest in its wholly owned subsidiary 3PF.Com, Inc., for a cash payment of $1 million, which transaction is expected to be completed during the registrant's 2001 first fiscal quarter.

               The terms of the transactions between the registrant and Rentrak Japan and its affiliates were negotiated at arm's length. Dr. Joon S. Moon, a director of the registrant, will receive a fee totaling approximately $241,500 for his services in negotiating the transaction. Takaaki Kusaka, Representative Director and President of Rentrak Japan, resigned as a director of the registrant in connection with the transactions described above.

Forward-Looking Statements

               Certain information included in this report constitutes forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements are identified by the use of forward-looking words such as "may," "will," "expects," "intends," "anticipates," "estimates," or "continues" or the negative thereof or variations thereon or comparable terminology. The following factors are among the factors that could cause actual results to differ materially from the forward-looking statements: Rentrak's ability to continue to market the PPT system successfully, the financial stability of participating retailers and their performance of their obligations under the PPT system, nonrenewal or early termination of Rentrak's line of credit; business conditions and growth in the video industry and general economic conditions, both domestic and international; competitive factors, including increased competition, expansion of revenue sharing programs other than the PPT system by program suppliers, new technology and the continued availability of prerecorded videocassettes from program suppliers. We refer you to the documents that the registrant files from time to time with the Securities and Exchange

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Commission,  such as its Forms 10-Q and 10-K, which contain additional important factors  that  could  cause  its  actual  results  to  differ  from its  current
expectations  and  from  the   forward-looking   statements   contained  in  the
information in this report.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

        (a)  Not applicable.

        (b)  Not applicable.

        (c)  Exhibits

                Exhibit 2. Agreement Concerning Changes to Business Cooperation Agreement (Framework) between Rentrak Japan Co., Ltd., and Rentrak Corporation.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    RENTRAK CORPORATION


Dated:  April 17, 2001              By:   /s/ Mark L. Thoenes
                                         ---------------------------------------
                                            Mark L. Thoenes
                                            Chief Financial Officer

                                  EXHIBIT INDEX


2. Agreement Concerning Changes to Business Cooperation Agreement (Framework) between Rentrak Japan Co., Ltd. and Rentrak Corporation.